Exhibit 99.1

SECOND AMENDMENT TO TERM LOAN AGREEMENT

THIS SECOND AMENDMENT TO TERM LOAN AGREEMENT (this “Amendment”) is made and entered into as of November 16, 2017 (the “Effective Date”), by and between HENNESSY ADVISORS, INC., a California corporation (“Borrower”), Lenders from time to time party to the Agreement (defined below), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as Administrative Agent (“Agent”); and has reference to the following facts and circumstances (the “Recitals”):

A.            Borrower, Lenders and Agent executed the Term Loan Agreement dated as of September 17, 2015, and further executed a First Amendment to Term Loan Agreement dated as of September 19, 2017 (as previously amended and as amended by this Amendment, the “Agreement”; all capitalized terms used and not otherwise defined in this Amendment shall have the respective meanings ascribed to them in the Agreement as amended by this Amendment).

B.            Borrower, Lenders and Agent agree to further amend the Agreement as set forth below.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Lenders and Agent hereby agree as follows:

1.            Recitals.  The Recitals are true and correct, and, together with the defined terms set forth therein, are incorporated herein by this reference.

2.            Amendment to Agreement.  As of the Effective Date, the Agreement is amended as follows:

(a)            The definition of “Consolidated Excess Cash Flow” is deleted from section 1.01 of the Agreement and replaced with the following:

Consolidated Excess Cash Flow shall mean, for the period in question, the sum of (a) Consolidated EBITDA during such period minus (b) the aggregate amount of all scheduled principal payments made by Borrower and/or any Subsidiary on all Debt during such period, minus (c) the aggregate amount of all interest paid in cash by Borrower and/or any Subsidiary during such period (including, without limitation, the interest portion of payments on or in respect of Capitalized Leases and the interest portion of any deferred payment obligation), minus (d) the aggregate amount of all Restricted Payments made in cash during such period, minus (e) the aggregate amount of all federal, state, local and/or foreign income taxes paid in cash by Borrower and/or any Subsidiary during such period, minus (f) the aggregate amount of all Capital Expenditures made by Borrower and/or any Subsidiary during such period (net of any Debt incurred by the Borrower and/or any Subsidiary to finance such Capital Expenditure), minus (g) consideration paid in cash in connection with an Acquisition permitted under section 5.02(l), except to the extent paid with proceeds of an equity or Debt offering (other than Loans), minus (h) any increase in Consolidated Working Capital during such period plus (i) any decrease in Consolidated Working Capital during such period (which, for the avoidance of doubt, will be a negative number), all determined on a consolidated basis and in accordance with GAAP.

(b)            Section 2.08(d) of the Agreement is deleted and replaced with the following:

(d)            In addition to the regularly scheduled principal payments due on the Loan under Section 2.01, any voluntary prepayments made by Borrower under Section 2.08(a) and any payments made by Borrower under Section 2.08(c), until the Loan has been paid in full and only if the Maximum Consolidated Debt to Consolidated EBITDA Ratio is more than 1.00 to 1.00, Borrower shall make a mandatory prepayment of the Loan in an amount equal to 25% of Consolidated Excess Cash Flow (if any) for each fiscal year, which prepayments shall be due and payable within ten (10) days after delivery to Agent of Borrower’s annual audited financial statements, but in no event later than 90 days after the end of each fiscal year (commencing with the fiscal year ending September 30, 2017).  All payments due pursuant to this Section 2.08(d) shall be applied to the payment of the remaining installments of principal of the Loan in the inverse order of their stated maturities until the Loan is paid in full, and Agent shall promptly remit to each Lender its ratable share of each such payment.

(c)            The following is added to the end of section 5.01(h) of the Agreement:

Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.  Borrower will not use or allow any tenants or subtenants to use, or permit any Subsidiary to use or allow any tenants or subtenants to use, its Property for any business activity that violates any federal or state Laws or that supports a business that violates any federal or state Laws.

(d)            The following is added to the Agreement as section 5.01(t):

5.01(t)                          Anti-Money Laundering Compliance.  Borrower shall, and shall cause each Subsidiary to, provide such information and take such actions as are reasonably requested by the Lender in order to assist Lender in maintaining compliance with anti-money laundering laws and regulations.

(e)            The last sentence of section 5.03 of the Agreement is deleted and replaced with the following:

Borrower will not request any Loan advance, and will not use, and Borrower and its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of the Loan in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws.  Borrower will not, directly or indirectly,  use the proceeds of the Loan to lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, (1) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (2) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loan, whether as underwriter, advisor, investor, or otherwise).

3.            Waiver.  Pursuant to Borrower’s request, Lender waives the existing Event of Default caused solely by Borrower’s failure to prepay the Loan with a payment of Consolidated Excess Cash Flow for the fiscal year ending September 30, 2016, as required under section 2.08(d) of the Agreement.  This section 3 is not and shall not be construed as (a) a waiver of any of the other terms, provisions, conditions or covenants contained in the Agreement or of any other Default or Event of Default, if any, existing as of the Effective Date or (bb) a commitment on the part of Lender to waive any future Default or Event of Default resulting from any subsequent violation of section 2.08(d) of the Agreement or any other future Default or Event of Default.

4.            Costs and Expenses.  Borrower hereby agrees to reimburse Agent upon demand for all out-of-pocket costs and expenses (including, without limitation, Attorneys’ Fees) incurred by Lender in the preparation, negotiation and execution of this Amendment and any and all other agreements, documents, instruments and/or certificates relating to the amendment of Borrower’s existing credit facilities with Lender.  Borrower further agrees to pay or reimburse Agent and Lenders:  (a) for any stamp or other taxes (excluding income or gross receipts taxes) which may be payable with respect to the execution, delivery, filing and/or recording of any of the Transaction Documents; and (b) for the cost of any filings and searches, including, without limitation, Uniform Commercial Code filings and searches.  All of the obligations of Borrower under this section 4 shall survive the payment of Borrower’s Obligations, the Maturity Date and the termination of the Agreement.

5.            References to the Agreement.  All references in the Agreement to “this Agreement”, “the Agreement” and any other references of similar import shall mean the Agreement as previously amended and as amended by this Amendment.

6.            Full Force and Effect.  Except to the extent specifically amended by this Amendment, all of the terms, provisions, conditions, covenants, representations and warranties contained in the Agreement and the other Transaction Documents shall be and remain in full force and effect and the same are hereby ratified and confirmed.

7.            Benefit.  The Agreement and the other Transaction Documents shall be binding upon and inure to the benefit of Borrower, Lenders, Agent and their respective successors and assigns, except that Borrower may not assign, transfer or delegate any of its rights or obligations under the Agreement and the other Transaction Documents as amended by this Amendment.

8.            Representations and Warranties.  Borrower hereby represents and warrants to Lenders and Agent that:

(a)            the execution, delivery and performance by Borrower of this Amendment are within the corporate powers of Borrower, have been duly authorized by all necessary corporate action on the part of Borrower and require no action by or in respect of, consent of or filing or recording with, any governmental or regulatory body, instrumentality, authority, agency or official or any other Person;

(b)            the execution, delivery and performance by Borrower of this Amendment do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under or result in any violation of, the terms of the Articles of Incorporation or the Second Amended and Restated Bylaws of Borrower, any applicable Laws, order, writ, judgment or decree of any court or Governmental Authority or any agreement, document or instrument to which Borrower is a party or by which Borrower or any of its Property is bound or to which Borrower or any of its Property is subject;

(c)            this Amendment has been duly executed and delivered by Borrower and constitutes the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency or other similar Laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(d)            all of the representations and warranties made by Borrower in the Agreement and in the other Transaction Documents are true and correct in all material respects on and as of the Effective Date as if made on and as of the Effective Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true or correct in all material respects on and as of such earlier date;

(e)            no Default or Event of Default under or within the meaning of the Agreement has occurred and is continuing (except to the extent waived in section 3 above); and

(f)            there has been no change in the financial condition or results of operations of Borrower since September 30, 2015 which had a Material Adverse Effect.

9.            Inconsistency.  In the event of any inconsistency or conflict between this Amendment and the Agreement, the terms, provisions and conditions contained in this Amendment shall govern and control.

10.            Governing Law.  This Amendment shall be governed by and construed in accordance with the substantive laws of the State of Missouri (without reference to conflict of law principles) but giving effect to Federal laws applicable to national banks.

11.            Electronic Imaging.  Borrower acknowledges the receipt of copies of the Agreement, the Note, this Amendment and all other Transaction Documents.  Lender may, on behalf of Borrower, create a microfilm or optical disk or other electronic image of the Agreement, the Note, this Amendment and any or all of the Transaction Documents.  Lender may store the electronic image of the Agreement, the Note, this Amendment and any other Transaction Document in its electronic form and then destroy the paper original as part of Lender’s normal business practices, with the electronic image deemed to be an original.

12.            Notice Required by Section 432.047 R.S. Mo.  ORAL OR UNEXECUTED AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT.  TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

13.            Conditions Precedent.  Notwithstanding any provision contained in this Amendment to the contrary, this Amendment shall not be effective unless and until Agent shall have received the following, all in form and substance reasonably acceptable to Agent:

(a)            this Amendment, duly executed by Borrower;

(b)            the Certificate of Secretary (with the form of a Unanimous Written Consent Action of the Board of Directors attached thereto), duly certified by the Secretary of Borrower;

(c)            a current certificate of good standing for Borrower, issued by the California Secretary of State (or other evidence of good standing acceptable to Lender); and

(d)            such other documents and information as reasonably requested by Lender.

Borrower, Lenders and Agent executed this Amendment as of the Effective Date.

[SIGNATURES ON FOLLOWING PAGE]

SIGNATURE PAGE-
SECOND AMENDMENT TO TERM LOAN AGREEMENT

Borrower:

HENNESSY ADVISORS, INC.

By:              /s/ Neil J. Hennessy
Name:     Neil J. Hennessy
Title:          President and Chief Executive Officer

Agent and Lenders:

U.S. BANK NATIONAL ASSOCIATION, as Agent and Lender

By:              /s/ Karen D. Myers
Name:     Karen D. Myers
Title:          Senior Vice President

CALIFORNIA BANK & TRUST, as Lender

By:              /s/ James Lee
Name:    James Lee
Title:         Senior Vice President

5